Exhibit 10.180

                                 EXECUTION COPY

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                       BXG RECEIVABLES OWNER TRUST 2006-A

                                DEFINITIONS ANNEX

                         Definitions and Interpretations

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                                 March 13, 2006

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                                DEFINITIONS ANNEX

      Accommodation. As defined in the Club Trust Agreement with respect to an Eligible Resort.

      Accountant's Report. As assigned such term in Section 9.6 of the Sale and Servicing Agreement.

      Administration Agreement. The Administration Agreement, dated as of the date hereof, by and among the Trust, the Trust Depositor, the Indenture Trustee and the Trust Administrator as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.

      Affected Party. Any Noteholder or any permitted assignee of a Noteholder, the holding company of any such Person and any successor holding company thereof; provided that neither General Electric Capital Corporation nor any of its Subsidiaries or Affiliates shall be an Affected Party.

      Affiliate. With respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

      Aggregate Outstandings. At any time, an amount equal to the sum of all accrued and unpaid principal, interest, interest on interest, fees and all other amounts owing (whether due or accrued) to the Noteholders under any Transaction Document at such time.

      Allonge. As defined in Section 2.2(b) of the Sale and Servicing Agreement; it being understood that an electronic signature shall be acceptable.

      Aruba Receivables. A Receivable relating to the Eligible Resort commonly known as La Cabana Beach & Racquet Club.

      Assets. All right, title and interest of the transferring party in, to and under the following:

      (i) all Receivables (including Receivables in respect of Substitute Assets) conveyed or being conveyed to the Trust Depositor under the Sale and Contribution Agreement and all payments of interest and principal, other Collections thereon and monies received, due or to become due in payment of such Receivables after the applicable Cutoff Date;

      (ii) the Mortgages, if applicable, and any other instruments, documents and rights securing such Receivables including, without limitation, all "Owner Beneficiary Rights" under the Club Trust Agreement in respect of such Receivables and all of the transferring party's rights or interest in all other property (personal or other), if any, the sale of which gave rise to the Receivables;

      (iii) the related Receivables Files;

      (iv) all payments made or to be made after the applicable Cutoff Date with respect to such Receivables or the Obligor thereunder under any guarantee or similar credit enhancement with respect to such Receivables, if any;

      (v) all Insurance Proceeds with respect to any such Receivables, if applicable; and


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      (vi) all income from and proceeds of the foregoing.

      Asset Pool. At any time, all then outstanding Trust Assets which have been conveyed to the Trust under the Sale and Servicing Agreement.

      Asset Pool Portion. The pool of Trust Assets relating to Eligible Receivables purchased on an applicable Transfer Date (and any Substitute Assets substituted for such Trust Assets) as identified by the Trust Depositor in the related Request Notice.

      Asset Pool Portion Required Overcollateralization Amount. For any Asset Pool Portion, at any Determination Date, the product of (A) the difference of
(x) 1 minus (y) the Overcollateralization Percentage in respect of such Asset Pool Portion times (B) the Receivable Balance of all Eligible Receivables in such Asset Pool Portion (as of the end of the immediately preceding Collection Period).

      Assignment. Each Assignment (i) in the form of Exhibit H to the Sale and Servicing Agreement relating to the sale, assignment, transfer and conveyance of Trust Assets to the Trust and (ii) in the form of Exhibit A to the Sale and Contribution Agreement relating to the sale, assignment, transfer and conveyance of the Assets to the Trust Depositor.

      Audit Fees. With respect to any Collection Period, the invoiced fees and expenses of independent accountants engaged by the Servicer in connection with the Accountant's Report delivered in accordance with Section 9.6 of the Sale and Servicing Agreement.

      Authorized Officer. With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Trust Administrator who is authorized to act for the Trust Administrator in matters relating to the Issuer and to be acted upon by the Trust Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Trust Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

      Available Amounts. As of the end of any Collection Period, the sum of (without duplication) (i) all amounts on deposit in the Collection Account on such date relating to the Receivables, and Prepayments received on or before, the last day of such Collection Period, (ii) Recoveries on account of previously Defaulted Receivables received and on deposit in the Collection Account as of such date preceding the Payment Date, (iii) Investment Earnings credited to the Collection Account during such Collection Period, (iv) Late Charges received and on deposit in the Collection Account on or before the last day of such Collection Period preceding the Payment Date, and (v) any other amounts on deposit in the Collection Account (including proceeds of Servicer Advances, proceeds of Insolvency Proceedings, Insurance Proceeds, amounts transferred from the Reserve Account and amounts relating to purchases of Receivables pursuant to
Section 2.7 of the Sale and Servicing Agreement) which are expressly required by the terms of the Sale and Servicing Agreement to be treated as Available Amounts with respect to the Payment Date related to such Collection Period; provided, however, any amounts therein which were provided in error shall not be considered Available Amounts.

      Back-up  Servicer.  Concord  Servicing  Corporation,   together  with  any
permitted successors and assigns.


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      Back-up Servicer Fee. The fee payable monthly to the Back-up Servicer with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, as set forth in the Back-up Servicing Agreement.

      Back-up Servicing Agreement. The Back-up Servicing Agreement, dated as of the date hereof, among Back-up Servicer, Facility Administrator, Sellers, Trust Depositor, the Issuer and Indenture Trustee.

      Bankruptcy Code. Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended from time to time, or any successor thereto.

      Beneficiary. As defined in the Club Trust Agreement.

      Benefit Plan. Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which any Seller or any ERISA Affiliate of such Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

      Bluegreen. Bluegreen Corporation, a Massachusetts corporation.

      Business Day. A day of the year other than a Saturday or a Sunday on which banks are not required or authorized to be closed in New York City, New York, Chicago, Illinois, St. Paul, Minnesota or the State of Florida.

      Cash Purchase Price. As defined in Section 2.1(b) of the Sale and Servicing Agreement.

      Casualty Loss. With respect to any Interval, the loss, theft, damage beyond repair or governmental condemnation or seizure of an Interval.

      Change of Control. Bluegreen, directly or through one or more Subsidiaries, (i) ceases to conduct the timeshare business conducted by Bluegreen and its Subsidiaries on the Closing Date and originate receivables in respect thereof or (ii) is acquired by or merges with another Person; provided that a Change of Control shall not include the transfer of the assets and liabilities of the business of Bluegreen and its Subsidiaries conducted on the Closing Date substantially as an entirety to a Person, or an acquisition by or merger with another Person, that (x) is substantially engaged, directly or through one or more Subsidiaries, in the hospitality, vacation ownership or leisure industries reasonably acceptable to the Note Majority and (y) has long-term unsecured and noncredit-enhanced senior indebtedness rated equal to or better than "BBB-" by S&P (or its equivalent rating by Moody's), and such transferee expressly assumes in writing the obligations of Bluegreen and the other Seller Parties under the Transaction Documents (including, but not limited to, the obligations of Bluegreen as the Servicer); provided further, that a transfer of the assets and/or liabilities of the business of Bluegreen and its Subsidiaries to, or any acquisition by or merger with, BankAtlantic Bancorp, Inc., BFC Financial Corp., Levitt Corporation or any successor or Affiliate of any of the foregoing shall be deemed to satisfy the conditions set forth in clauses (x) and (y) above.

      Closing Date. The date on which the conditions precedent to the initial Purchase have been satisfied and the initial Purchase has been made under the Sale and Servicing Agreement.

      Club. The club formed pursuant to the Club Trust Agreement.

      Club Management Agreement. The Amended and Restated Management Agreement between Bluegreen Resorts Management, Inc. and Vacation Trust, Inc. dated as of May 18, 1994.


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      Club Managing Entity. Bluegreen Resorts Management, Inc., a Delaware
corporation, in its capacity as manager of the Club and owner of the Club's reservation system and its permitted successors and assigns.

      Club Trust Agreement. Collectively, that certain Bluegreen Vacation Club Amended and Restated Trust Agreement, dated as of May 18, 1994, among Bluegreen Vacations Unlimited, Inc., the Club Trustee, Bluegreen Resorts Management, Inc. and Bluegreen Vacation Club, Inc., as amended, restated or otherwise modified from time to time, set forth on Exhibit E to the Sale and Servicing Agreement together with all other agreements, documents and instruments governing the operation of the Club.

      Club Trustee. Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement and its permitted successors and assigns.

      Code. The Internal Revenue Code of 1986, as amended.

      Collateral. As defined in the Granting Clause of the Indenture.

      Collection Account. As defined in Section 2.3(b) of the Sale and Servicing Agreement.

      Collection Period. With respect to any Payment Date, the period commencing on the sixteenth (16th) day of the second month preceding the month of such Payment Date and ending on the fifteenth (15th) day of the month immediately preceding the month of such Payment Date, provided that the first Collection Period shall be the period beginning on the day after the Initial Cutoff Date and ending on, and including, the fifteenth (15th) day of the month immediately succeeding the Initial Cutoff Date.

      Collection Policies. The Collection Policies attached to the Sale and Servicing Agreement as Exhibit J, as amended or supplemented from time to time in accordance with Section 6.3(o)(ii) of the Sale and Servicing Agreement.

      Collections. With respect to any Receivable and related Trust Assets, all cash collections and other cash proceeds of such Trust Assets received after the Cutoff Date.

      Contract. With respect to any Receivable, any and all instruments, agreements or other writings pursuant to which such Receivable arises or which evidences such Receivable.

      Compliance Documents. With respect to sales of Units and Resort Interests in any province or other jurisdiction: (i) an opinion letter in substance satisfactory to Facility Administrator from an attorney or local equivalent thereof, licensed in such province or jurisdiction addressing the compliance of Sellers' offering materials, sales and financing documents and sales practices with the applicable law of such province or jurisdiction, (ii) evidence satisfactory to Facility Administrator that the governmental authority of such province or jurisdiction having jurisdiction over sales and/or exchanging of Units or Resort Interests has issued all required approvals of Sellers' offering materials, sales and financing documents and sales practices, (iii) copies of Sellers' offering materials, sales and financing documents as approved by such province or jurisdiction (to the extent such approval is required) or as otherwise finalized (to the extent such approval is not required), and (iv) evidence that the Sellers are authorized to do business in such province or jurisdiction if required by such province's or jurisdiction's laws to be so authorized.


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      Completed  Units.  A Unit at an  Eligible  Resort  which  has  been  fully constructed and furnished, has received a valid permanent certificate of occupancy, is ready for occupancy and is subject to a time share declaration.

      Computer Disk. The computer disk generated by the Servicer which provides information relating to the Trust Assets and which was used by the Sellers in selecting the Receivables conveyed to the Trust Depositor pursuant to the Sale and Contribution Agreement, in an Excel file format as described on Exhibit A of the Custodial Agreement.

      Confidentiality Agreement. The Confidentiality Agreement dated the date hereof between General Electric Capital Corporation, the Trust and Bluegreen relating to confidential information.

      Consolidated EBITDA. For any period, Consolidated Net Income for such period plus without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense, and (iv) amortization of intangibles (including, but not limited to, goodwill).

      Consolidated Interest Expense. On a consolidated basis for Bluegreen and its Subsidiaries, for any period, the consolidated interest expense (net of interest income) of Bluegreen and its Subsidiaries, determined in accordance with GAAP.

      Consolidated Net Income. On a consolidated basis for Bluegreen and its Subsidiaries, for any period, the consolidated net income (or loss) of Bluegreen and its Subsidiaries, determined in accordance with GAAP.

      Consolidated Net Worth. On a consolidated basis for Bluegreen and its Subsidiaries, at any date, (i) the sum of (a) capital stock taken at par or stated value plus (b) capital of Bluegreen Corporation in excess of par or stated value relating to capital stock plus (c) retained earnings (or minus any retained earning deficit) of Bluegreen Corporation plus (d) other comprehensive income, minus (ii) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

      Consumer Laws. The applicable portions of any federal, state, and local laws and regulations, including Aruban laws, relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, false or deceptive trade practices and disclosure, and the sales and marketing of timeshare units, including to the extent applicable, but not limited to, the Truth In Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Real Estate Settlement Procedures Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Gramm-Leach-Bliley Act, the Patriot Act, the Servicemembers' Civil Relief Act and the Telephone Consumer Protection Act (and the "Do Not Call Registry" promulgated thereunder).

      Corporate Trust Office. The principal office of the Indenture Trustee or the Owner Trustee, as applicable, at which at any particular time its respective corporate trust business shall be administered or such other address as the Indenture Trustee or the Owner Trustee, as the case may be, may designate from time to time by notice to the Noteholders, the Facility Administrator and the Servicer.

      Cost of Funds. With respect to any Asset Pool Portion and for any period and with respect to any Note (or incremental funding in respect thereof) purchased by General Electric Capital Corporation, the Swap Rate established at the time of purchase of such Note (or incremental funding in respect thereof)


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and having a principal amortization schedule mutually agreeable to Bluegreen and
General Electric Capital Corporation.

      Costs. All reasonable expenditures and expenses which may be paid or incurred by or on behalf of the Noteholders and the Facility Administrator in connection with the documentation, modification, workout, collection or enforcement of the Transaction Documents. During the term of the Transaction Documents, Costs shall include reasonable expenditures and expenses as follows: payments to remove or protect against liens; reasonable fees, costs and expenses of outside counsel actually incurred; receivers' fees; engineers' fees; accountants' fees; independent consultants' fees (including environmental consultants); fees of the Indenture Trustee, the Custodian and the Servicer (if other than Bluegreen or one of its Affiliates); all costs and expenses incurred in connection with any of the foregoing; outlays for documentary and expert evidence; stenographers' charges; stamp taxes; publication costs; and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, and similar data and assurances with respect to title as the Facility Administrator may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale a true condition of the title to, or the value of, the Trust Assets.

      Credit Card Fees. Fees paid by the Servicer to credit card processors in respect of any Receivable as to which payments of principal and/or interest is made by debit to the related Obligor's credit card account.

      Credit Concentration Limit. At any Transfer Date, the weighted average FICO Score of the aggregate Receivable Balance of all Eligible Receivables transferred to the Trust on such Transfer Date (not including for any Obligor that is not a resident of the United States) shall be no less than 645.

      Credit Enhancement Factor. At any Transfer Date, the applicable percentage for Eligible Receivables comprising an Asset Pool Portion set forth below based on the applicable Credit Enhancement Spread:

             Credit Enhancement Spread         Credit Enhancement Factor
             -------------------------         -------------------------
             > 7.25%                                     90.0%
             -
             < 7.25% but > 7.00%                         89.5%
                         -
             < 7.00% but > 6.75%                         89.0%
                         -
             < 6.75% but > 6.50%                         88.5%
                         -
             < 6.50% but > 6.25%                         88.0%
                         -
             < 6.25% but > 6.00%                         87.5%
                         -
             < 6.00% but > 5.75%                         87.0%
                         -
             < 5.75% but > 5.50%                         86.5%
                         -
             < 5.50% but > 5.25%                         86.0%
                         -
             < 5.25% but > 5.00%                         85.5%
                         -
             < 5.00% but > 4.75%                         85.0%
                         -
             < 4.75% but > 4.50%                         84.5%
                         -
             < 4.50% but > 4.25%                         84.0%
                         -
             < 4.25% but > 4.00%                         83.5%
                         -
             < 4.00% but > 3.75%                         83.0%
                         -
             < 3.75% but > 3.50%                         82.5%
                         -
             < 3.50% but > 3.25%                         82.0%
                         -
             < 3.25% but > 3.00%                         81.5%
                         -
             < 3.00%                                  No Purchase


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      ; provided  further that upon the cure of a Trigger  Event as provided for in the definition of Termination Event, the then applicable Credit Enhancement Factor in respect of such Eligible Receivables shall be decreased (i) three (3) percentage points upon the first such cure and (ii) five (5) percentage points upon the second such cure. Except as provided in the immediately preceding proviso, the Credit Enhancement Factor for each Asset Pool Portion shall remain fixed on and after the Transfer Date for each Asset Pool Portion.

      Credit Enhancement Spread. As at any Transfer Date and with respect to any Asset Pool Portion, the difference between (a) the weighted average interest rate of all Receivables with respect to an Asset Pool Portion and (b) the Note Rate for such Asset Pool Portion as of such Transfer Date.

      Custodial Agreement. An agency and custodial agreement; in such form as shall be reasonably satisfactory to the Noteholders and the Trust Depositor and which Agreement shall be by and among Trust Depositor, the Trust, the Servicer, the Back-Up Servicer, the Facility Administrator, the Indenture Trustee and the Custodian, providing for the custody and maintenance of the Receivables Files relating to the Receivables as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.

      Custodian. U.S. Bank National Association or such other Person designated by the Noteholders and approved by Trust Depositor to maintain physical possession of the Receivables Files.

      Custodian Fee. The fee payable monthly to the Custodian with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement as specified in a separate fee agreement between the Custodian and the Servicer.

      Custodian's Certificate. As defined in the Custodial Agreement.

      Cutoff Date. With respect to each Receivable (including Receivables relating to Substitute Assets), the date specified in the related List of Receivables, after which Collections on such Receivable are to constitute part of the Asset Pool. With respect to Replaced Assets, the date agreed to between the Facility Administrator and the Servicer after which such Replaced Assets and related Collections no longer constitute part of the Asset Pool.

      Declaration. With respect to each Eligible Resort, the condominium declaration or similar instrument related thereto pursuant to which such Eligible Resort is encumbered and the property regime established thereat is created as all of the foregoing may be lawfully amended and/or supplemented from time to time in accordance with the provisions thereof.

      Deeds. The writing evidencing title in the Club Trustee on behalf of the Owner Beneficiaries referred to in, and subject to the other provisions of, the Club Trust Agreement, with respect to Intervals relating to Receivables.

      Default. An event but for the lapse of time or the giving of notice, or both, would constitute an Event of Default under the Indenture.

      Defaulted Receivable. A Receivable in the Asset Pool as to which the earlier of the following shall have occurred (i) the Servicer has determined in its sole discretion, in accordance with its customary and usual practices, that such Receivable is not collectible; provided that amounts in respect of such Receivable are at least one (1) day past due or (ii) all or part of any payment due thereunder is more than 120 days past due pursuant to the terms of the Contract governing such Receivable.


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

      Definitions Annex. This Definitions Annex.

      Delinquent Receivable. A Receivable in the Asset Pool as to which all or part of a payment installment due thereunder is more than 30 days delinquent.

      Determination Date. With respect to any Payment Date, the sixth Business Day prior to such Payment Date relating to the previous Collection Period.

      Document Conventions. With respect to any Transaction Document, each of the rules of construction and interpretation set forth as follows.

     (i) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (ii) The words "hereof", "herein", "hereunder" and similar words refer to applicable Transaction Document as a whole and not to any particular provision of such Transaction Document; and subsection, Section, Schedule and Exhibit references are to those of the applicable Transaction Document unless otherwise specified.

     (iii) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

     (iv) The term "including" is not limiting and means "including without limitation."

     (v) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     (vi) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

     (vii) Unless otherwise expressly provided herein, (i) references to agreements (including the applicable Transaction Document) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (viii) The captions and headings of the applicable Transaction Document are for convenience of reference only and shall not affect the interpretation of such Transaction Document.

     (ix) The Transaction Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such


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

            limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

      (x) Unless otherwise expressly provided, any reference to any action of the Noteholders by way of consent, approval or waiver shall be deemed modified by the phrase "in their sole discretion."

      (xi) The Transaction Documents are the result of negotiations among and have been reviewed by counsel to the Noteholders, the Trust Depositor, Bluegreen, and the other parties thereto, if any, and are the products of all parties. Accordingly, they shall not be construed against any party merely because of such party's involvement in their preparation.

      (xii) Unless the context otherwise clearly requires, all accounting terms used in the applicable Transaction Document and not expressly defined in the applicable Transaction Document or in this Definitions Annex, shall be construed, and all financial computations required thereunder shall be made, in accordance with GAAP, consistently applied.

      Dollar and $. Lawful currency of the United States of America.

      Eligible Deposit Account. A segregated trust or direct deposit account with a Qualified Institution.

      Eligible Receivable. A Receivable under which:

      (a) other than with respect to a Program Receivable, payments due under the Receivable shall be self-amortizing and payable in monthly installments;

      (b) the weighted average remaining term to maturity of all Receivables with respect to an Asset Pool Portion purchased under the Sale and Servicing Agreement from the date when such Receivable is sold to the Trust pursuant to the Sale and Servicing Agreement is at least thirty-six (36) months at the time the Receivable is sold under the Sale and Servicing Agreement;

      (c) the Obligor thereunder has made a cash down payment of at least 10% of the actual purchase price (including closing costs) of the Interval (which cash down payment may, in the case of Upgrades or conversions under a Sampler Program Agreement, be represented in part or in whole by the principal payments on, as applicable, such receivable or the related Sampler Loan since its date of origination) and no part of such payment has been made or loaned to Obligor by any Seller Party or any Affiliate thereof;

      (d) the weighted average interest rate of all Receivables with respect to an Asset Pool Portion sold under the Sale and Servicing Agreement is not less than 15.0% per annum at the time of the addition of such Receivable to the Asset Pool;

      (e) no principal or interest due with respect to the Receivable is more than thirty (30) days past due on a contractual basis on the Cutoff Date for such Receivable ;

      (f) the Obligor is not an Affiliate of Bluegreen or any Subsidiary; provided that solely for the purposes of this clause (f), a relative of an employee of Bluegreen or any Subsidiary (or any of its Affiliates) shall not be deemed to be an "Affiliate";

      (g) the Receivable is free and clear of adverse claims and Liens (other than Permitted Liens) and is not subject to claims of rescission, invalidity, unenforceability, illegality, offset, counterclaim or any other defense (including defenses arising out of violations of Consumer Laws);

      (h) the Receivable (other than an Aruba Receivable) is secured directly by a first priority Mortgage on the purchased Interval;

      (i) if a Mortgage secures a Receivable, the title to the related Interval is insured (or a commitment for title insurance has been issued) under a mortgagee title insurance policy in form and substance acceptable to the Facility Administrator (a pro forma mortgagee title insurance policy in the form of one policy with a schedule attached listing borrowers, unit(s) and week(s), is deemed acceptable);

      (j) the Receivable shall not be in an outstanding principal amount at the time of its initial purchase in excess of $35,000 and no Obligor shall be the payor of aggregate Receivables herein in an original principal amount in excess of $50,000;

      (k) payments with respect to the Receivable are to be in legal tender of the United States;

      (l) if the Obligor on such Receivable is not a resident of the United States or Canada, as of the Transfer Date for such Receivable, after taking into account the Purchase of such Receivable, at least 90% of the aggregate outstanding principal balance of all Receivables arise from Obligors who are either residents of the United States or Canada at the time the Receivable is originated; provided that, with respect to Aruba Receivables, at least 60% of the aggregate outstanding principal balance of all Aruba Receivables arise from Obligors who are residents of either the United States or Canada at the time such Receivable is originated;

      (m) all monthly payments on the Receivable have been made by the Obligor and not by any Seller Party or any Affiliate of any Seller Party on the Obligor's behalf;

      (n) no less than 97.5% of all Receivables shall relate to an Eligible Resort;

      (o)  the  Receivable   constitutes  either  "chattel  paper",  a  "general
intangible" or an "instrument" as defined in the UCC as in effect in all applicable jurisdictions;

      (p) the sale, transfer and assignment of the Receivable and the related Trust Assets does not contravene or conflict with any Requirement of Law or any contractual or other restriction, limitation or encumbrance, and the sale, transfer and assignment of the Receivable and related Trust Assets does not require the consent of the Obligor;

      (q) the Receivable (i) arises under a Contract in substantially one of the forms set forth on Exhibit L-1 to the Sale and Servicing Agreement which does not contain a confidentiality provision that purports to restrict the ability of the Trust or the Indenture Trustee to exercise its rights under the Transaction Documents, (ii) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship or moratorium, and (iii) is not subject to any dispute, offset, counterclaim or defense whatsoever;

      (r) (i) the Receivable relates to a Completed Unit and (ii) the Receivable and related Trust Assets were originated and serviced in compliance with, and do not contravene any Requirement of Law and with respect to which no party thereto is in violation of any such Requirement of Law, except to the extent that any failure to so comply or any such violation (other than the failure to comply with or the violation of the Patriot Act) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

      (s) as of the Transfer Date for such Receivable, the Receivable Balance of such Receivable, when aggregated with the Receivable Balance of all other Eligible Receivables in the Asset Pool Portion for such Receivable, satisfies the Credit Concentration Limit;

      (t) the Receivable has not been modified in any respect due to the deteriorative credit quality of the Obligor;

      (u) as of the Cutoff Date for such Receivable, (i) no bankruptcy is existing with respect to the Obligor and (ii) the Obligor is not insolvent as determined by a court of competent jurisdiction;

      (v) the Receivable shall not have an initial term to maturity of more than 120 months;

      (w) other than with respect to a Program Receivable, as of the Transfer Date for such Receivable, the Receivable shall not have a contractual interest rate less than 12.00% per annum;

      (x) except with respect to an Upgrade Receivable or a Program Receivable, the Obligor has made at least one (1) required payment with respect to the Receivable;

      (y) if an Eligible Resort is subject to a construction loan, the construction lender shall have signed and delivered a non-disturbance agreement (which may be contained in such lender's mortgage) pursuant to which such construction lender agrees not to foreclose on any Intervals relating to Receivables or the terms of the construction loan shall provide a mechanism for release of the Interval from the lien created thereby, and such release shall have been effectuated, which have been sold pursuant to the Sale and Servicing Agreement;

      (z) if the Receivable is an Aruba Receivable,  no more than the greater of
(i) $3,000,000 or (ii) 5.0% of the Receivable Balance of all Eligible Receivables in Asset Pool (after giving effect to such Purchase) shall arise from Aruba Receivables;

      (aa) no condemnation proceedings have been instituted and are continuing or are threatened with respect to an Eligible Resort relating to such Receivable;

      (bb) no foreclosure or similar proceedings have been instituted and are continuing with respect to such Receivable or the related Interval;

      (cc) with respect to Aruba Receivables only, Bluegreen shall own, directly or indirectly, at least 51% of the economic and voting interests of Bluegreen Properties, N.V.;

      (dd) the Receivable Balance of such Receivable, when aggregated with the Receivable Balance of all other Eligible Receivables relating to a particular Eligible Resort, shall not exceed the applicable Resort Concentration Limit;

      (ee) as of the Transfer Date for such Receivable, none of the Obligors under the Receivables has its rights under the Club Trust Agreement suspended;

      (ff) the Receivable is not a Defaulted Receivable;

      (gg) (i) as of the Transfer Date for such Receivable, the original terms and conditions of any agreement relating to the Receivable shall not have been modified, supplemented, amended or otherwise altered, and (ii) subsequent to the Transfer Date, such terms and conditions shall not be modified, supplemented, amended or otherwise altered without the prior consent of the Note Majority (other than as expressly permitted by Section 6.3(i) of the Sale and Servicing Agreement), except in the case of clauses (i) and (ii) above, for a reduction or increase in the interest rate not in excess of 1.0% in respect of an Obligor's election to begin or cease making payments via pre-authorized checking or as may be required pursuant to the Servicemembers Civil Relief Act;

      (hh) except with respect to Aruba Receivables (i) the Receivable is secured by a first priority Mortgage in substantially one of the forms of Exhibit L-2 to the Sale and Servicing Agreement on the related Interval and the title to the Interval is insured under a mortgagee title insurance policy in form and substance acceptable to the Facility Administrator (a pro forma mortgagee title insurance policy in the form of one policy with a schedule attached listing borrowers, unit(s) and week(s), is deemed acceptable); (ii) the related Mortgage Assignments executed and delivered in favor of the Trust Depositor, the Trust and the Indenture Trustee are in recordable form and constitute a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage; and (iii) such Mortgage has not been satisfied, canceled, released or rescinded and the related Interval has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, release or rescission;

      (ii) as of the Transfer Date for such Receivable, no more than 3% of all Receivables shall be Program Receivables;

      (jj) except (i) as may be required pursuant to the Servicemembers Civil Relief Act or (ii) for a reduction or increase in the interest rate not in excess of 1.0% in respect of an Obligor's election to begin or cease making payments via pre-authorized checking, or (iii) as permitted by Section 6.3(i) of the Sale and Servicing Agreement, the terms of the Receivable and related Mortgage have not been impaired, waived, altered or modified in any respect, except to correct typographical errors in the Mortgage or Contract related to the Receivable, if any, or as otherwise approved by the Note Majority in writing, all of which are included in the related Receivable File;

      (kk) the loan evidenced by the Receivable has been fully disbursed and there is no obligation for future advances with respect thereto;

      (ll) if the related Mortgage is a deed of trust, (i) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with such Mortgage and applicable law and (ii) no fees or expenses are payable to such trustee by any Seller Party, or any transferee thereof, except in connection with a trustee's sale after default by the related Obligor or in connection with any full or partial release of the related Interval or related security for such Receivable;

      (mm) as to which to any Seller Party's knowledge, the improvements located on or forming part of the Eligible Resort to which such Receivable relates comply with applicable zoning laws and ordinances, or constitutes a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Interval as of the date of origination;

      (nn) to any Seller Party's knowledge, the related Interval is not encumbered by any Lien junior to the Lien of the Mortgage encumbering such Interval, other than Permitted Liens;

      (oo) [omitted];

      (pp) as of the Transfer Date, there are no actions, suits or proceedings pending or, to any Seller Party's knowledge, threatened before any Governmental Authority concerning such Receivable, the related Obligor or the related Interval that would adversely affect title to the Receivable or the validity or enforceability of the related Mortgage or that would materially and adversely affect the value of such Interval as security for the Receivable or the use for which such Interval was intended;

      (qq) as to which to any Seller Party's knowledge, as of the Transfer Date, the Unit in respect of the related Interval is free and clear of any damage that would materially and adversely affect its value as security for the Receivable (normal wear and tear excepted); and

      (rr) the Obligor or any individual that owns a direct interest in such Obligor is not listed in the "Annex" to the Executive Order on terrorist financing issued by George W. Bush, President of the United States, on September 24, 2001 (as amended, supplemented or otherwise modified from time to time).

      (ss) if the Obligor of the Receivable is not a resident of the United States or Canada, such Obligor's payments shall be made pursuant to United States Bank PAC, a deposit account in Dollars, or a credit card arrangement;

      Eligible Resorts. Those certain timeshare vacation resorts listed on Exhibit C to the Sale and Servicing Agreement and any additional timeshare vacation resorts which the Note Majority may approve in the future and with respect to which Receivables may be purchased under the Sale and Servicing Agreement and which approval shall be in the Note Majority's reasonable discretion.

      Environmental Claim. Any administrative, regulatory or judicial action, fee, cause of action, obligation, suit, liability, loss, damage, proceeding, decree, judgment, penalty, fine, demand, demand letter, order, directive, claim (including any claim involving liability in tort, strict, absolute or otherwise), lien, sanction, notice of non-compliance or violation, citation, warning, complaint, investigation, legal or consultant fee or expense (excluding cost of dispute between any parties to the Transaction Documents), or cost of investigation or proceeding, following from the application of any Environmental Law, or arising from the actual or alleged presence or release of any Hazardous Material (hereinafter "Liabilities") including and regardless of the merit of such Liability, any and all Liabilities for (i) investigation, assessment, abatement, correction, enforcement, mitigation, cleanup, removal, response, re-mediation or other activities related to the actual or alleged presence or release of Hazardous Materials, (ii) damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief related to violations of Environmental Law or the actual or alleged presence or release of Hazardous Materials, or (iii) any alleged or actual injury or threat of injury to human health, safety, natural resources or the environment in connection with a violation of Environmental Law or the actual or alleged presence or release of Hazardous Materials.

      Environmental Laws. Means and includes the following as now in effect or hereafter amended: the Comprehensive Environmental Response Compensation and Liability Act, ("CERCLA"), 42 U.S.C. ss.9601 et. seq; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901, et. seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss.2601, et. seq.; the Clean Air Act, 42 U.S.C. ss.7401 et. seq.; the Federal Water Pollution Control Act ("Clean Water

Act"), 33 U.S.C. ss.1251 et. seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et. seq.; the Atomic Energy Act, 42 U.S.C. ss.2011 et. seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300f et. seq.; any so-called "Superfund" or "Superlien" law; and together with any similar federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing human health and safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

      ERISA. The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      ERISA Affiliate. (a) Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any Seller; (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any Seller; or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue
Code) as any Seller, any corporation described in clause (a) above or any trade or business described in clause (b) above.

      Event of Default. As defined in Section 5.1 of the Indenture.

      Exchange Act. The Securities Exchange Act of 1934, as amended.

      Excluded Claims. Any litigation, claim or proceeding that relates solely to a material breach of a representation, warranty, covenant or undertaking (or an allegation of such a material breach) by any Noteholder, the Lockbox Bank, the Back-Up Servicer, the Indenture Trustee, the Custodian, the Facility Administrator or any Affiliate or assignee of the foregoing in connection with the transactions contemplated by the Transaction Documents which is solely within the control of such Person; provided that such litigation, claim or proceeding (i) does not arise out of or relate to the Trust Assets, (ii) does not involve or relate to any Seller Party, the Club, the Club Trustee or any of their respective Affiliates (collectively "Related Parties") or any Person claiming through any of the foregoing, (iii) does not arise out of or relate to any Eligible Resort, the Contracts or the Obligors and (iv) is not the subject of any representation, warranty, covenant or undertaking by any Related Party under the Transaction Documents.

      Facility Administrator. General Electric Capital Corporation, a Delaware corporation, and its successors and assigns.

      Facility Termination Date. The earlier of (i) the Note Final Scheduled Maturity Date or (ii) any date upon which an Event of Default or a Termination Event (subject to rights of cure set forth in the applicable Transaction Document) has occurred and not been waived by the Noteholders.

      Facilities. As defined in the Club Trust Agreement and includes, unless the context otherwise requires, the Eligible Resorts and the Accommodations.

      FDIC. The Federal Deposit Insurance Corporation, or any successor thereto.

      Federal Reserve Board. The Board of Governors of the Federal Reserve
System.

      Fee Letter. The Fee Letter, dated as of the date hereof, between Bluegreen and General Electric Capital Corporation, as initial Noteholder, as the same may be modified, amended or restated from time to time.

      Force Majeure Delay. With respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer, which delays, prevents or prohibits such Person's delivery of the Reports required to be delivered pursuant to the Sale and Servicing Agreement or the performance of any other duty or obligation of the Servicer thereunder as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided, that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Facility Administrator written notice thereof as soon as possible after the beginning of such delay.

      Funding Date Overcollateralization. At any Transfer Date, the sum of (i) the sum of the product calculated for each Asset Pool Portion in the Asset Pool of (a) the Receivable Balance of all Eligible Receivables in each Asset Pool Portion as of the end of the most recent Collection Period multiplied by (b) the Credit Enhancement Factor applicable to each such Asset Pool Portion determined as of the applicable Transfer Date for each Asset Pool Portion plus (ii) at any time after the end of a Collection Period and prior to the next succeeding Payment Date, an amount equal to the Note Principal Distributable Amount to be made on the next succeeding Payment Date provided that the corresponding funds are in the Collection Account as certified in writing by the Servicer.

      GAAP. Generally accepted accounting principles as in effect from time to time in the United States.

      Governmental Authority/Authorities. The United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

      Grant. Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

      Hazardous Materials. Means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by product thereof, (b)
asbestos or asbestos containing materials in any form or condition, (c) polychlorinated biphenyls (pcbs), or any substance or compound containing PCB's,
(d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, including any source, special nuclear or by-product material, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability as all such terms are used in their broadest sense under any Environmental Laws.

      Holder.  The  Person  in  whose  name a Note  is  registered  on the  Note
Register.

      Increased Costs Event. With respect to any Affected Party any change in Regulation D of the Board occurring after the date hereof which:

      (A) shall impose, modify or deem applicable any material reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), but excluding any reserve included in the determination of interest rates, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

      (B) shall materially change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;

      and the result of any of the foregoing is or would be to impose a material additional cost on an Affected Party acquiring, funding, making or maintaining any assignment, interest or participation, to materially reduce the amount of any sum received by an Affected Party under the Sale and Servicing Agreement with respect thereto, or in the good faith determination of such Affected Party, to materially reduce the rate of return on the capital of an Affected Party as a consequence of its obligations in connection with such assignment or participation interest or arising in connection therewith to a level below that which such Affected Party would otherwise have achieved.

      Incremental Purchase. Any Purchase that increases the Outstanding Amount of the Notes, as described in Section 2.1 of the Sale and Servicing Agreement.

      Incremental Transfer Date. Any date a Purchase is made, other than the Initial Transfer Date.

      Indebtedness. With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

      Indemnified Party. As defined in Section 13.9(b) of the Sale and Servicing Agreement.

      Indenture. The Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee, as the same may be amended or supplemented from time to time.

      Indenture Trustee. U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

      Indenture Trustee Fees. The fee payable monthly to the Indenture Trustee with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, which fee shall not exceed 1/12th of $8500.

      Independent. When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer, the Trust Depositor or the Servicer, or any Seller (ii) is not a director, officer or employee of any Affiliate of the Issuer, the Trust Depositor or the Servicer, or any Seller
(iii) is not a person related to any officer or director of the Issuer, the Trust Depositor or the Servicer or any

Seller or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of Issuer, the Trust Depositor or the Servicer or any Seller or any of their respective Affiliates, and (v) is not connected with the Issuer, the Trust Depositor or the Servicer or any Seller as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Ineligible Asset. As defined in Section 2.7(b) of the Sale and Servicing Agreement.

      Initial Cutoff Date. The Cutoff Date specified in the Request Notice delivered in respect of the Initial Purchase.

      Initial Purchase. As defined in Section 2.1(a) of the Sale and Servicing Agreement.

      Initial Transfer Date. As defined in Section 2.1(a) of the Sale and Servicing Agreement.

      Insolvency Laws. The Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

      Insolvency Proceeding. With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

      Instruments. As defined in the UCC.

      Insurance Policy. With respect to any Receivable, an insurance policy covering physical damage to or loss of the Eligible Resort or other resort in the Club where the related Interval is located.

      Insurance Proceeds. Depending on the context, any amounts payable or any payments made, to the Servicer, any Seller or the Trust Depositor under any Insurance Policy.

      Intangible Asset. A nonphysical, noncurrent right that gives Bluegreen or any of its subsidiaries an exclusive or preferred position in the marketplace including but not limited to a copyright, patent, trademark, goodwill, organization costs, capitalized advertising cost, computer programs, licenses for any of the preceding, government licenses (e.g., broadcasting or the right to sell liquor), leases, franchises, mailing lists, exploration permits, import and export permits, construction permits, and marketing quotas.

      Interest Coverage Ratio. For the twelve month period ending on the last day of each calendar quarter, the ratio of (i) Consolidated EBITDA of Bluegreen to (ii) Consolidated Interest Expense.

      Interest  Shortfall.  With respect to any Payment Date,  the excess of the
Note Interest Distributable Amount for the preceding Collection Period over the amount in respect of interest on the Notes that was actually disbursed from the Collection Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the Note Rate for the related Interest Period, from such preceding Payment Date to but excluding the related Payment Date.

      Interest Period means (i) with respect to the first Payment Date, the period from and including the Closing Date to but excluding the fifteenth (15th) day of the month next preceding the month of such Payment Date and (ii) with respect to any subsequent Payment Date, the period from and including the sixteenth (16th) day of the second month preceding the month of such Payment Date and ending on the fifteenth (15th) day of the month next preceding the month of such Payment Date.

      Internal Revenue Code. The Internal Revenue Code of 1986, as amended from time to time.

      Interval. With respect to any Eligible Resort, (i) (x) an undivided fee simple ownership interest as a tenant in common or (y) a Resort Interest that is an ownership interest in real property substantially similar to an ownership interest described in clause (x) above (including Owner Beneficiary Rights), in either case with respect to any Unit in such Eligible Resort, with a right to use such Unit, or a Unit of such type, generally for one week or a portion of one week annually or biennially, together with all appurtenant rights and interests as more particularly described in the Time Share Documents (ii) with respect to Aruba Receivables originated prior to January 26, 2004, shares in the related Time Share Association at the La Cabana Beach Resort & Racquet Club entitling the related Obligor to the use and occupancy of a fixed Unit at such Resort for a fixed period of time each year or every other year for the duration of the long-term lease of such Eligible Resort, or (iii) with respect to Aruba Receivables originated on or after January 26, 2004, each secured by shares of the Time Share Association at the La Cabana Beach Resort & Racquet Club which entitle the owner thereof to use and occupy a fixed Unit at such Resort for a fixed period of time.

      Investment Earnings. The investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts, to be credited to the Collection Account on each Payment Date pursuant to Section 2.8 of the Sale and Servicing Agreement.

      Issuer. BXG Receivables Owner Trust 2006-A.

      Issuer Order or Issuer Request. A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

      Late Charges. Any late payment fees paid by Obligors on Receivables after all sums received have been allocated first to regular installments due or overdue and only to the extent in excess of the full amount of the related installment.

      Leverage Ratio. For the twelve month period ending on the last day of each calendar quarter prior to the Purchase Period Termination Date, the ratio of (i) the sum of Indebtedness of Bluegreen minus Subordinated Indebtedness to (ii) Tangible Net Worth.

      Lien. Any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, equity interest, participation interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

      Lifetime Cumulative Default Rate. With respect to each Tranche, a fraction (expressed as a percentage) determined by dividing (a) (i) the aggregate
Receivable Balance of all Receivables in the Tranche which became Defaulted Receivables over the course of all preceding Collection Periods (as measured at the end of the respective Collection Periods), less (ii) the Receivable Balance of all Defaulted Receivables that subsequently became current with all payments (excluding Recoveries) over the course of all preceding Collection Periods by
(b) the aggregate Receivable Balance of all Receivables (determined as of the Transfer Date for such Receivables) in the Tranche.

      Lifetime Servicer Cumulative Default Threshold. With respect to each Tranche, the percentage below corresponding to the period below which, in turn, corresponds to the Weighted Average Tranche Age of the Tranche.

    Weighted Average Tranche Age
              (Months)                                         Percentage
                1 < 12                                           12.0%

             > 12 < 18                                           14.0%
             -
             > 18 < 24                                           17.0%
             -
             > 24 < 30                                           19.5%
             -
             > 30 < 36                                           22.0%
             -
             > 36 < 42                                           24.5%
             -
             > 42 < 48                                           26.5%
             -
             > 48 < 54                                           28.5%
             -
                > 54                                             30.0%
                -

         Lifetime Termination Cumulative Default Threshold. With respect to each Tranche, the percentage below corresponding to the period below which, in turn, corresponds to the Weighted Average Tranche Age of the Tranche.

    Weighted Average Tranche Age
              (Months)                                         Percentage
                1 < 12                                           11.0%

             > 12 < 18                                           12.0%
             -
             > 18 < 24                                           14.5%
             -
             > 24 < 30                                           17.0%
             -
             > 30 < 36                                           19.0%
             -
             > 36 < 42                                           21.0%
             -
             > 42 < 48                                           22.5%
             -
             > 48 < 54                                           24.0%
             -
                > 54                                             25.0%
                -

      List of Receivables. The list identifying each Receivable constituting part of the Trust Assets, which list shall consist of the initial List of Receivables reflecting the Receivables purchased on the Initial Transfer Date, together with any List of Substitute Receivables amending the most current List of Receivables reflecting (a) any Receivables purchased in an Incremental Purchase, and (b) Receivables in respect of Substitute Assets transferred to the Trust on the related Substitute Asset Transfer Date (together with a deletion from such list of the related Replaced Asset or Receivables identified on the corresponding Substitution Notice), and which list in each case (a) identifies each Receivable included in the Asset Pool, and (b) sets forth as to each such Receivable (i) the Receivable Balance as of the applicable Cutoff Date (and, for a List of Substitute Receivables, as to Receivables previously in the Asset Pool, the Receivable Balance for such Receivables as of the date of delivery of the List of Substitute Receivables), and (ii) the maturity date for each listed Receivable.

      List of Substitute Receivables. A list, in the form of the initial List of Receivables delivered on the Initial Transfer Date, but which list includes and separately identifies each Substitute Asset or Upgrade Receivable transferred to the Trust pursuant to the Sale and Servicing Agreement.

      Lockbox means that certain post office lockbox through which cash, checks, money orders and other items of value from Obligors are received and processed by the Lockbox Bank for deposit into the Lockbox Account.

      Lockbox Account. The Eligible Deposit Account established with the Lockbox Bank pursuant to Section 2.3(a) of the Sale and Servicing Agreement into which Collections in respect of Purchased Receivables are to be deposited as the same may be amended or supplemented.

      Lockbox Agreement. The Lockbox Agreement among the Servicer, the Indenture Trustee, the Facility Administrator, the Trust and the Lockbox Bank, with respect to the Lockbox Account, as the same may be amended, supplemented or restated from time to time.

      Lockbox Bank. Bank of America, a national banking association, or any successors and assigns thereto as Lockbox Bank permitted in accordance with the Lockbox Agreement.

      Lockbox Bank Fees. The fee payable monthly with respect to the immediately preceding calendar month pursuant to Section 2.11 of the Sale and Servicing Agreement, which fee shall be set forth in the Lockbox Agreement.

      Margin Stock. Has the meaning assigned to that term under Regulation U of the Federal Reserve Board from time to time in effect.

      Material Adverse Effect. A material adverse effect on (i) the financial condition or operations of any Seller Party or the Club Trustee, (ii) the ability of any Seller Party, the Club Trustee or the Trust to perform its obligations under the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of any Transaction Document, (iv) the Trust's or the Indenture Trustee's interest in the Trust Assets generally or in any significant portion of the Assets or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

      Monthly Report. A report, in substantially the form of Exhibit D to the Sale and Servicing Agreement, furnished by the Servicer to the Facility Administrator pursuant to Section 9.4 of the Sale and Servicing Agreement.

      Moody's. Moody's Investors Service, Inc., and any successor thereto.

      Mortgage. Any mortgage, deed of trust, purchase money deed of trust or deed to secure debt granted by an Obligor or by the Club Trustee on behalf of such Obligor to the originator of the Receivable with respect to the purchase of an Interval and/or the contribution of the same to the Club and otherwise encumbering the related Interval to secure payments or other obligations under such Receivable.

      Mortgage Assignments. Means those certain assignments executed by the Sellers in favor of the Trust Depositor, by the Trust Depositor in favor of the Trust and by the Trust in favor of the Indenture Trustee, in each case pursuant to which the transferor conveys all of its right, title and interest in and to the Mortgages identified therein, each in recordable form, duly authorized and executed, including the originals or copies of any intervening assignments of such Mortgage showing a complete chain of assignment from a Seller of the related Receivable to the most recent assignee of record in each case with evidence of recording indicating thereon.

      Multiemployer Plan. A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by any Seller or any ERISA Affiliate on behalf of its employees.

      Nonutilization Fee. Has the meaning set forth in the Fee Letter.

      Note. Any of the Issuer's Notes issued pursuant to the Indenture.

      Note Final Scheduled Maturity Date. The Payment Date occurring in the month which is the eight year anniversary of the Closing Date; provided that if no Servicer Termination Event or Termination Event exists on the eight year anniversary of the Closing Date, the Note Final Scheduled Maturity Date shall be automatically extended at such time to the earliest to occur of (i) the earliest Payment Date on which the Trust Depositor is permitted to repurchase all outstanding Trust Assets pursuant to Section 11.2 of the Sale and Servicing Agreement and (ii) the eleventh anniversary of the Purchase Period Termination Date; provided, however that in the event that the date set forth in the foregoing clause (i) is the earliest to occur, the failure of the Trust Depositor to repurchase all outstanding Trust Assets pursuant to Section 11.2 shall not constitute an Event of Default.

      Noteholder. Any holder of record of a Note.

      Note Interest Distributable Amount. With respect to any Payment Date, an amount equal to the sum, for each Asset Pool Portion, of (i) the product of (A) the Note Rate for such Asset Pool Portion for the related Interest Period times
(B) the actual number of days in such Interest Period divided by 360 times (C) the daily weighted average Outstanding Amount applicable to such Asset Pool Portion plus (ii) the Interest Shortfall for such Payment Date.

      Note Majority. The holders of the Notes evidencing more than 50% of the Outstanding Amount of all Notes.

      Note Principal Distributable Amount. (i) With respect to any Payment Date prior to the occurrence of an Event of Default or a Termination Event (or after a "cure" of a Trigger Event solely to the extent a particular Trigger Event is cured pursuant to the definition thereof), an amount equal to the sum of the positive difference (calculated for each Asset Pool Portion), if any, of (1) the Asset Pool Portion Required Overcollateralization Amount minus (2) the Overcollateralization Amount for such Payment Date or (ii) with respect to any Payment Date following the occurrence and during the continuance of an Event of Default or a Termination Event, the Note Principal Distributable Amount shall equal the amount necessary to reduce the Outstanding Amount to zero; provided that the failure to reduce the Outstanding Amount to zero in accordance with
Section 2.11(b) of the Sale and Servicing Agreement shall not constitute an Event of Default until the Note Final Scheduled Maturity Date; provided, further, that in no event shall the Note Principal Distributable Amount exceed the Outstanding Amount of the Notes and on the Note Final Scheduled Maturity Date, the Note Principal Distributable Amount will equal the amount necessary to reduce the Outstanding Amount to zero.

      Note Purchase Agreement. The Note Purchase Agreement, dated as of the date hereof, among the Issuer, the Trust Depositor, the Servicer, and the Noteholders, as the same may be modified, amended or restated from time to time.

      Note Purchase Limit. $125,000,000.

      Note Rate. Means, with respect to any Asset Pool Portion, for any Interest Period the Cost of Funds for such Interest Period plus 2.35% (or, after the occurrence and during the continuance of an Event of Default or Termination Event, plus 3.85%) per annum. Unless the context requires otherwise, the Note Rate shall be deemed to be a reference to the Note Rate for each Asset Pool Portion.

      Note Register. As defined in Section 2.4 of the Indenture.

      Note Registrar. As defined in Section 2.4 of the Indenture.

      Obligor. A Person obligated to make payments with respect to a Receivable including any guarantor thereof.

      Officer's Certificate. A certificate signed by any officer of the Trust Depositor or the Servicer and delivered to the Indenture Trustee.

      Operating Contracts. Any resort or club management or marketing contracts, if any, entered into by any Seller or its Affiliates with respect to any Eligible Resort or the Club.

      Opinion of Counsel. A written opinion of counsel, who may be counsel for the Trust Depositor or the Servicer and who shall be reasonably acceptable to the Noteholders.

      Outstanding. As of any date of determination, with respect to the Notes, all of such Notes theretofore authenticated and delivered under the Indenture except:

      (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

      (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

      (iii) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers, the Trust Depositor or any Affiliate or agent (as "agent" is defined under GAAP) of any or the foregoing Persons, or any Person whose financial information is consolidated with that of any Seller or any of its Affiliates, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as

Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers, the Trust Depositor or any Affiliate or agent (as "agent" is defined under GAAP) of any of the foregoing Persons or any Person whose financial information is consolidated with that of any Seller or any of its Affiliates.

      Outstanding Amount. At any date of determination, the aggregate of the Cash Purchase Prices less the aggregate amount of Note Principal Distributable Amounts applied thereto pursuant to Section 2.11 of the Sale and Servicing Agreement (or such other amounts properly applied to reduce the Cash Purchase Prices). The Facility Administrator's determination of Outstanding Amount from time to time shall be binding on all parties, absent manifest errors. The Facility Administrator shall use reasonable efforts to advise the Servicer of any discrepancy relating to the Outstanding Amount within 30 days of receipt of the applicable Monthly Report.

      Overcollateralization Amount. At any Determination Date, with respect to each Asset Pool Portion, (i) the Receivable Balance of all Eligible Receivables in such Asset Pool Portion (as of the end of the immediately preceding Collection Period) minus (ii) the Outstanding Amount related to such Asset Pool Portion (as of the end of the immediately preceding Collection Period).

      Overcollateralization Percentage. For any Asset Pool Portion at any Determination Date, the sum of (i) the Credit Enhancement Factor for such Asset Pool Portion minus (ii) 3.00%.

      Owner or Trust Owner. GSS Holdings, Inc., a Delaware corporation, in its capacity as owner under the Trust Agreement.

      Owner Beneficiary Rights. As defined in the Club Trust Agreement.

      Owner Trustee. Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement.

      Owner Trustee Fees. The fee payable monthly to the Owner Trustee with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, which fee is $500 per month.

      Patriot Act. The USA Patriot Act of 2001, Pub. L. No. 107-56, as amended from time to time.

      Paying Agent. The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

      Payment Date. With respect to each Collection Period, the second Business Day of the calendar month following the end of such Collection Period.

      Permitted Investments. Negotiable instruments or securities or other investments (a) which, except in the case of demand or time deposits, investments in money market funds and Permitted Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) which, as of any date of determination, mature by their terms on or prior to the Payment Date immediately following such date of determination, and (c) which evidence:

      (i) marketable obligations of the United States of America, the full and timely payment of which are backed by the full faith and credit of the United States of America;

      (ii) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States of America;

      (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations denominated in U.S. dollars and issued by any bank with capital, surplus and undivided profits aggregating at least U.S. $100,000,000, the short-term securities of which are rated at least A-1+ by S&P and P-1 by Moody's;

      (iv)  Permitted Repurchase Obligations;

      (v)   commercial paper rated at least A-1+ by S&P and P-1 by Moody's;

      (vi) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1+ by S&P and P-1 by Moody's; and

      (vii) investments in money market funds having, at the time of the investment or contractual commitment to invest therein, a rating of the highest category from Moody's or S&P or whose portfolio is limited to the investments described in clauses (i) or (ii) of this definition.

It is understood that Permitted Investments may include, without limitation, those investments for which the Indenture Trustee or an Affiliate of the Indenture Trustee is the obligor or depository institution or provides services.

      Permitted Liens:

      (a)   with respect to Receivables in the Asset Pool:

            (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (ii) Liens in favor of the Trust Depositor created pursuant to the Sale and Contribution Agreement, and (iii) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture and the Sale and Servicing Agreement;

      (b)   with respect to the related Interval:

            (i) materialmen's, warehousemen's, mechanics' and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) Liens in favor of the Trust Depositor created pursuant to the Sale and Contribution Agreement, (iv) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture and the Sale and Servicing Agreement, (v) the Obligor's interest in the Interval under the Receivable whether pursuant to the Club Trust Agreement or otherwise, and
                  (vi) any other liens not considered a Lien; and

            (c) with respect to Receivables and related Trust Assets in the Asset Pool, any Owner Beneficiary Rights.

      Permitted Repurchase Obligations. Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iii) of the definition of Permitted Investments. Permitted Repurchase Obligations must qualify to be accounted for by the Trust as a loan to the repurchase counterparty for purposes of Statement of Financial Accounting Standards No. 140.

      Person. An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

      Pool Asset. On any day, any Trust Asset in the Asset Pool. If any Trust Asset is a Pool Asset on the day immediately preceding the Facility Termination Date, such Trust Asset shall continue to be a Pool Asset at all times thereafter, until the balance in respect of such Trust Asset has been reduced to zero.

      Predecessor Note of any Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note.

      Predecessor Servicer. As defined in Section 8.2 of the Sale and Servicing Agreement.

      Prepaid Receivable. Any Receivable that has terminated or been prepaid in full prior to its scheduled expiration date (including because of a Casualty
Loss), other than a Defaulted Receivable.

      Prepayments. Any and all partial and full prepayments on a Receivable.

      Pre Tax Income to Total Revenues Ratio. The ratio of (i) income before provision for income taxes and minority interest to (ii) total revenues, in each case as such amounts are reported in Bluegreen's annual or quarterly consolidated financial statements prepared in accordance with GAAP.

      Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

      Program Receivable. A Receivable in respect to which the Obligor has elected to make a down payment equal to at least 50% of the total purchase price of the related Interval or Intervals with the remaining balance (together with interest) due within one year of the origination date, such balance to be paid either in 12 monthly amortizing installments of principal and interest or all principal and interest due in a lump sum payment on the one year anniversary of the origination of such Receivable.

      Protective Advances. At any time, payments made by the Servicer and reimbursed (or to be reimbursed) in accordance with Section 2.11 of the Sale and Servicing Agreement relating to the payment by the Servicer of any delinquent Time Share Association dues, as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.11 of the Sale and Servicing Agreement, and with respect to which the Servicer has given a written certification of the same to the Indenture Trustee and the Facility Administrator.

      Purchase. A purchase by the Trust of Receivables and related Trust Assets from the Trust Depositor pursuant to Article II of the Sale and Servicing Agreement, as described in Section 2.1(a) thereof. A Purchase shall also be deemed to have occurred upon a substitution of Replaced Assets with Substitute Assets and in connection with an Upgrade; provided that no such substitution or Upgrade shall be deemed usage of the Note Purchase Limit.

      Purchase Documents. Any purchase agreement and related sale and escrow documents executed and delivered, and any Consumer Laws disclosures, delivered by an Obligor to a Seller or the Eligible Resort owners with respect to the purchase of an Interval which is the subject of a Receivable.

      Purchase Period. The period beginning on the Closing Date and ending on the Purchase Period Termination Date.

      Purchase Period Termination Date. The earliest to occur of (i) the second anniversary of the earlier of (A) sixty (60) days after the date hereof or (B) the Closing Date, (ii) the last day of any calendar quarter on which the Pre-Tax Income to Total Revenues Ratio for the twelve month period then ended is less than 2.0% as of the last day of any calendar quarter, (iii) the last day of any calendar quarter on which the Pre-Tax Income to Total Revenues Ratio for the eighteen month period then ended is less than 3.0%, (iv) the date on which the Servicer shall not have exercised the Servicer Purchase Option pursuant to the terms of the Sale and Servicing Agreement, provided that the Servicer has not exercised the Servicer Purchase Option within 10 days of such failure (v) the date on which the aggregate amount of all advances made by the Noteholders equals the Note Purchase Limit, and (vi) the Facility Termination Date.

      Purchased Receivable. Any Receivable purchased pursuant to Article II of the Sale and Contribution Agreement or Article II of the Sale and Servicing Agreement.

      Quarterly Minimum Purchase Amount. For each calendar quarter, an amount equal to the amount by which (a) the lesser of (i) the Note Purchase Limit and
(ii) the product of (x) $15,000,000 times (y) the number of calendar quarters that have elapsed from and after March 31, 2006 through the end of such calendar quarter exceeds (b) the aggregate amount of Purchases made through the end of the calendar quarter immediately preceding such calendar quarter.

      Qualified Institution. Either (a) the corporate trust department of the Indenture Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) which has either (1) a long-term unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody's or (2) a short-term unsecured debt rating or certificate of deposit rating of A-2 or better by S&P or P-2 or better by Moody's or (B) the parent corporation of which has either (1) a long-term unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody's or (2) a short-term unsecured debt rating or certificate deposit rating of A-2 or better by S&P and P-2 or better by Moody's and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

      Receivable Balance. The actual unpaid principal balance of a Receivable.

      Receivables. All indebtedness and other obligations owed by an Obligor to a Seller, the Trust Depositor or the Trust, as the case may be, (including, without limitation, any obligation to pay any Late Charges, interest, finance charges or similar amounts arising under a Contract) and including an original promissory note, if applicable, endorsed by the applicable Seller without recourse, either in blank or to the order of the Trust Depositor, and by the Trust Depositor to the order of the Trust, and by the Trust to the order of the Indenture Trustee and showing an applicable complete chain of title from such Seller to the Indenture Trustee, or other contract and its related security, if any, including but not limited to any Mortgage or other security interest in the related Interval (any accessions thereto) and any and all rights to payments thereunder.

      Receivables Documents. With respect to a Receivable, the Receivable and all documents related to such Receivable, including the original of all applicable promissory notes with the related allonge or other assignment attached as required by the Sale and Servicing Agreement or the Custodial Agreement, the original of any related recorded or unrecorded Mortgage (or a copy of such recorded Mortgage if the original of the recorded Mortgage is not available) and a copy of any applicable recorded or unrecorded warranty deed transferring legal title to the related Interval to the Obligor or to the Club Trustee for the benefit of the Obligor, payment records, the original of any applicable related assignment, modification or assumption agreement or, if such original is unavailable, a copy thereof, current and historical computerized data files (including any information with respect to an Obligor's election to use pre-authorized checking for payment (which information shall be included in the monthly data distributions to the Back-up Servicer)), any applicable Consumer Laws disclosures and all other papers and records of whatever kind or description, whether developed or originated by any Seller Party or another Person, required to document, service or enforce a Receivable.

      Receivables File. With respect to a Receivable, such Receivable; the Assignment of such Receivable as applicable; the Mortgage or UCC financing statement as applicable, if any, evidencing that the security interest granted under such Receivable, if any, has been perfected under applicable state law; the original of any assumption agreement or any modification extension or refinancing agreement; the application of the related Obligor to obtain the financing extended by such Receivable; the Purchase Documents; the Receivables Documents pertaining to a particular Receivable and any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Receivables File pursuant to the Sale and Servicing Agreement, the Collection Policy and/or the other Transaction Documents.

      Record Date. With respect to a Payment Date or Redemption Date, the close of business on the last Business Day of the immediately preceding month.

      Records. All Receivables and other documents, books, records and other electronic media information (including without limitation, computer programs, tapes, disks (including Computer Disks), punch cards, data processing software, licenses, sublicenses, contracts, warranties and guarantees and related property and rights all to the extent assignable pursuant to any third party arrangement with the provider of any such computer programs, tapes, disks (including Computer Disks), punch cards, data processing software, licenses, sublicenses, contracts, warranties and guarantees and related property and rights) maintained with respect to Trust Assets and the related Obligors which the Sellers, Servicer, Successor Servicer or the Trust Depositor have themselves generated (or in which the Trust Depositor has acquired an interest).

      Recoveries. Any and all recoveries on account of a Defaulted Receivable, including, without limitation, any and all cash proceeds from the sale of any repossessed or foreclosed Interval or other property, Insurance Proceeds, and amounts related to overdue interest, if any, but in each case net of Remarketing Fees (to the extent applicable) as well as any amounts received from the Servicer Purchase Option.

      Redemption Date. As defined in Section 10.1 of the Indenture.

      Remarketing Fees. With respect to the Servicer's activities of remarketing an Interval relating to a Defaulted Receivable an amount equal to the lesser of
(i) the Servicer's actual average costs of remarketing or (ii) 58% of the gross resale proceeds of such Interval.

      Replaced Asset. As defined in Section 2.7(a) of the Sale and Servicing Agreement.

      Request Notice. A written notice, substantially in the form of Exhibit A to the Sale and Servicing Agreement, to be delivered in accordance with Article II thereof in connection with a Purchase.

      Required Overcollateralization Amount. At any Determination Date, the sum of all Asset Pool Portion Required Overcollateralization Amounts at such Determination Date.

      Required Reports. Collectively, the Monthly Report, the Servicer's Certificate, the Accountant's Report, the annual statement of compliance from Servicer, the sales and inventory reports, the quarterly financial statements of Bluegreen, the Time Share Association reports, the audit reports, the other reports and the SEC reports required to be delivered to the Noteholders pursuant to Article IX of the Sale and Servicing Agreement.

      Requirements of Law. When used with respect to any Person, shall mean the certificate of incorporation or formation or articles of association and by-laws or operating agreement or other organizational or governing documents of such Person, and, when used with respect to any Person or any Asset (to the extent applicable or subject thereto or binding thereupon), any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, whether Federal, state or local (including, without limitation, usury and privacy laws, fair credit billing, fair credit reporting, consumer protection, equal credit opportunity, fair housing, real estate settlement and procedures, fair debt collection practices, truth-in-lending, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

      Reservation System. The reservation system utilized by the Club and owned and managed by the Club Managing Entity or the services contracted by the Club Managing Entity with a third party.

      Reserve Account. The Reserve Account established and maintained pursuant to Section 2.3 of the Sale and Servicing Agreement.

      Reserve Account Required Amount. For any Determination Date, an amount equal to 3.00% of the Receivable Balance of all Eligible Receivables in the Asset Pool as of the end of the most recent Collection Period; provided that prior to the occurrence of an Event of Default or a Termination Event, if the amount in the Reserve Account exceeds such amount as of such date, such excess amount shall be released directly to the Trust Depositor; provided, that in no event shall the Reserve Account Required Amount be less than the lesser of (i) 2.00% of the Receivable Balance of all Eligible Receivables (determined as of the applicable Cutoff Date therefor) in the Asset Pool or (ii) the Outstanding Amount;

provided further that the Reserve Account Required Amount on the date of the Initial Purchase shall be $0.

      Resort Concentration Limit. At any Transfer Date, the percentage of the aggregate Receivable Balances of all Eligible Receivables in the Asset Pool relating to an Eligible Resort set forth below:

              Resort Classification           Resort Concentration Limit
              ---------------------           --------------------------
       any single Eligible Resort                        40.0%
       any  other  Eligible  Resort  (other              20.0%
       than La Cabana Beach & Racquet Club)

      Resort Interest. As defined in the Club Trust Agreement.

      Responsible Officer. As to any Person and any Transaction Document in which such term is used with respect to such Person, any officer of such Person with direct responsibility for the administration of the subject matter at issue in such Transaction Document and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      Sale and Contribution Agreement. The Sale and Contribution Agreement, dated as of the date hereof, by and among the Sellers and the Trust Depositor, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.

      Sale and Servicing Agreement. The Sale and Servicing Agreement, dated as of the date hereof, among the Trust Depositor, the Servicer, the Trust, the Club Trustee, the Back-up Servicer, the Facility Administrator, the Noteholders, the Custodian and the Indenture Trustee, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.

      Sampler Loan. A loan made to a purchaser by a Seller pursuant to the terms of a Sampler Program Agreement.

      Sampler Program Agreement. A Bluegreen Vacation Club Sampler Program Agreement, pursuant to which a purchaser thereunder obtains those certain benefits set forth therein which comprise the "Sampler Membership" and, subject to the terms and conditions thereof, has the opportunity to convert such Sampler Membership into full ownership in the Bluegreen Vacation Club multi-site timeshare plan.

      SEC. The Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

      Securities Act. The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      Seller Party. Any Seller, the Trust Depositor and/or the Servicer.

      Sellers.  As  defined  in  the  preamble  to  the  Sale  and  Contribution
Agreement.

      Servicer. Collectively, unless the context otherwise requires, Bluegreen and its permitted successors and assigns, and following a Servicer Transfer, any Person becoming a Successor Servicer as provided in the Sale and Servicing Agreement pursuant to a Servicer Transfer.

      Servicer Advance. An advance of any scheduled principal or interest due under a Receivable made by the Servicer pursuant to Section 6.3 of the Sale and Servicing Agreement.

      Servicer Purchase Option. The Servicer's (so long as the Servicer is Bluegreen or an Affiliate thereof) right (but not the obligation) to repurchase a Defaulted Receivable for an amount equal to twenty-four percent (24%) of the Obligor's initial purchase price for the Interval in respect of such Defaulted Receivable.

      Servicer Termination Event. As defined in Section 8.1 of the Sale and Servicing Agreement.

      Servicer Transfer. Has the meaning assigned in Section 8.2 of the Sale and Servicing Agreement.

      Servicing Fee. The fee payable monthly to the Servicer with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement, equal to one-twelfth of the product of (a) the Servicing Fee Rate, and (b) the Receivable Balance of all Receivables in the Asset Pool as of the first day of such Collection Period; provided that in the event the Back-up Servicer becomes the Servicer pursuant to the Sale and Servicing Agreement, the Servicing Fee shall be as specified in the Back-Up Servicing Agreement.

      Servicing Fee Rate. 1.50% per annum.

      Servicing Officer. Any officer of the Servicer or any Successor Servicer involved in, or responsible for, the administration and servicing of Purchased Receivables whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended or supplemented from time to time by delivery of a similar Officer's Certificate to such parties.

      Site Assessment. Means an environmental engineering report for the Facilities prepared by an engineer engaged by Facility Administrator and in a manner satisfactory to Facility Administrator, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Facilities, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

      S&P. Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      Successor  Servicer.  The successor servicer appointed pursuant to Section
8.2 of the Sale and Servicing Agreement.

      Solvent. As to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

      Stale Intervals. An Interval which has not been remarketed by the Servicer which relates to a Receivable which is 330 days delinquent.

      Subordinated Indebtedness. Indebtedness represented by Bluegreen's junior subordinated debentures or such other Indebtedness incurred by Bluegreen which is treated as subordinated indebtedness in accordance with GAAP.

      Subsidiary. Means, with respect to any Person, (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Bluegreen Corporation but in no event will the term "Subsidiary" include the Trust.

      Substitute Asset. Any Asset conveyed, assigned and transferred by the Trust Depositor to the Trust pursuant to Section 2.7 of the Sale and Servicing Agreement or in connection with an Upgrade (and has been acquired by the Trust Depositor from a Seller pursuant to the Sale and Contribution Agreement).

      Substitute Asset Qualification Conditions. With respect to any Substitute Asset being transferred to the Trust pursuant to the Sale and Servicing Agreement, the accuracy of each of the following statements as of the related Substitute Asset Transfer Date with respect to the related Receivable:

      (a)   the sum of (x) the  aggregate  Receivable  Balance  of the  Eligible
            Receivable related to such Substitute Asset(s) plus (y) cash deposited into the Collection Account by the Trust Depositor is not less than that of the related Replaced Asset or Receivables identified on the related Substitution Notice; provided that in no event shall the amount of cash so deposited exceed 10% of the Receivable Balance of all Eligible Receivables transferred to the Trust on the related Substitute Asset Transfer Date; and

      (b) the weighted average interest rate on such Receivables is no more than twenty (20) basis points less than the weighted average interest rate on the Receivables being replaced, and the weighted average remaining term on such Receivables is equal to or greater than the weighted average remaining term on the Receivables being replaced; and

      (c) the addition of such Receivable to the Asset Pool (and corresponding removal of the Receivable relating to the Replaced Assets) will not cause the Outstanding Amount to exceed the Note Purchase Limit; and

      (d) no selection procedure adverse to the Noteholders or their assigns shall have been employed in the selection of the Substitute Assets from any Seller's portfolio and the FICO score of the Obligor in respect of the Receivable relating to such

            Substitute Assets shall conform to the requirements of the Credit Concentration Limit; and

      (e) all actions or additional actions (if any) necessary, in the reasonable judgment of the Facility Administrator, to perfect the ownership and/or security interest of the Trust Depositor, the Trust and the Indenture Trustee, as applicable, in such Substitute Asset shall have been taken as of or prior to the Substitute Asset Transfer Date; and

      (f) the maturity date for the last installment due under such Receivable is not earlier than the maturity date of the Receivable being replaced; and

      (g) the conditions set forth in Section 4.2 of the Sale and Servicing Agreement shall be satisfied as of such Substitute Asset Transfer Date.

      Substitute Asset Transfer Condition. With respect to any Substitute Asset (other than in respect of Upgrade Receivables) being conveyed to the Trust, the condition that after giving effect to such transfer, the Receivable Balance (determined as of the related Substitute Cutoff Date) relating to all Substitute Assets, transferred to the Trust since the Closing Date does not exceed 20% of the Receivable Balance (determined as of the related Cutoff Date) of all Receivables theretofore purchased by the Trust.

      Substitute Asset Transfer Date. Any date on which Substitute Assets are transferred to the Trust pursuant to the Sale and Servicing Agreement and a related Substitution Notice.

      Substitute Cutoff Date. The date specified as such for Substitute Assets in the related Substitution Notice.

      Substitution Notice. With respect to any conveyance of Substitute Assets to the Trust pursuant to the Sale and Servicing Agreement (and the Trust Depositor's corresponding prior purchase of such Substitute Assets from the Sellers), a notice in the form attached as Exhibit B to the Sale and Servicing Agreement, which shall be given at least three (3) Business Days prior to the related Substitute Asset Transfer Date, identifying the Receivables relating to the Substitute Assets to be conveyed, the Receivable Balance of such Substitute Assets, the Receivable Balance related to the Replaced Asset or Receivables then in the Asset Pool to which such Substitute Asset relates, the Substitute Cutoff Date, and the intended Substitute Asset Transfer Date, with such notice to be signed by the Trust Depositor.

      Successor Servicer. As defined in Section 8.2 of the Sale and Servicing Agreement.

      Swap Rate. The "ask" swap rate (rounded upward to the nearest 1/1000 of 1%) as quoted on Bloomberg's applicable IRSB page (or as this page may be subsequently replaced by Bloomberg), using linear interpolation if necessary to match the principal amortization schedule mutually agreeable to Bluegreen and General Electric Capital Corporation, decompounded to reflect the payment frequency and day count convention under the Sale and Servicing Agreement, at 3:00 p.m. Eastern Time one Business Day prior to the date on which the corresponding rate will apply. If Bloomberg or any successor of Bloomberg no longer exists, or if it ceases to quote such rate, the rate shall be determined using the methodology set forth above from such substitute financial reporting service or source, as General Electric Capital Corporation in its sole discretion shall determine, provided such substitute service or source is the same substitute service or source generally selected by General Electric Capital Corporation for its commercial mortgage loans. If a Swap Rate with the applicable maturity is not specifically published in Bloomberg, or any other source acceptable to General Electric Capital Corporation, then the rate shall be calculated by adding (1) the amount obtained by (a) first, subtracting (i) the most recently issued 5-year swap rate from (ii) the most recently issued 10-year swap rate, (b) then, dividing the difference obtained in clause (a) by the number of months between the maturities of each one of the above mentioned rates, and (c) then, multiplying the result obtained in clause
(b) by the number of months between the maturity of the most recently issued 5-year swap rate and the Note Final Scheduled Maturity Date, to (2) the most recently issued 5-year swap rate.

      Tangible Net Worth. Consolidated Net Worth minus Intangible Assets plus Subordinated Indebtedness plus an amount not in excess of $600,000,000 of "Receivables-backed notes payable" as reported on the consolidated balance sheet of Bluegreen.

      Termination Event. Means any one of the following events:

      (a) as of any Determination Date, with respect to any Tranche, the Lifetime Cumulative Default Rate for such Tranche shall exceed the Lifetime Termination Cumulative Default Threshold for such Tranche and the excess with respect to such Tranche shall continue to exist on the immediately succeeding Determination Date;

      (b) as of any Determination Date, the Trailing Six Month Default Rate exceeds 6.00% (or, solely during the Purchase Period, 7.0%) and such excess shall continue to exist on the immediately succeeding Determination Date;

      (c) at the time of any sale of a Resort Interest to a customer, the Vacation Points related thereto shall be greater than the Vacation Points required for a customer to utilize the Accommodations appurtenant to such Vacation Points;

      (d) as of any Determination Date, the Trailing Three Month (60 to 120) Day Delinquency Rate exceeds 6.0% and such excess shall continue to exist on the immediately succeeding Determination Date;

      (e) as of any Determination Date, the Trailing Three Month Gross Recoveries are less than 85% and such deficiency shall continue to exist on the immediately succeeding Determination Date;

      (f) Bluegreen shall cease to legally and beneficially own (whether directly or indirectly) 100% of the issued and outstanding stock of the Trust Depositor and the Club Managing Entity;

      (g) a Servicer Termination Event or an Event of Default shall have occurred and be continuing;

      (h) (x) failure on the part of any Seller Party to make or cause to be made any payment or deposit (or, in the alternative, replace or remove any Trust Asset from the Asset Pool) required by the terms of the Sale and Servicing Agreement or any other Transaction Document on the day such payment or deposit (or replacement or removal) was required to be made by such Seller Party and such failure shall continue for one (1) Business Day, provided, however that in the event of a Force Majeure Delay, the Seller Party shall have up to ten (10) additional Business Days to make such payment or deposit as appropriate, (y) failure on the part of the Trust Depositor to observe or perform the covenants or agreements set forth in the Sale and Servicing Agreement or (z) failure on the part of the Club Trustee to observe or perform its covenants or agreements set forth in Section 6.2 of the Sale and Servicing Agreement;


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

      (i) failure on the part of any Seller Party or the Club Trustee to observe or perform any of its covenants or agreements set forth in any Transaction Document (other than as expressly provided for in another clause of this definition), which failure continues unremedied for a period of 30 days after the earlier of (i) such Seller Party or the Club Trustee obtains actual knowledge of such failure after due inquiry or (ii) the Facility Administrator, the Indenture Trustee or the Custodian provides the Servicer with written notice of such failure;

      (j) any representation, warranty, certification or statement made by any Seller Party or the Club Trustee in any Transaction Document or any information required to be given by any Seller Party or the Club Trustee to the Facility Administrator, the Indenture Trustee or the Custodian pursuant to any Transaction Document, shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 30 days after the earlier of (i) such Seller Party or the Club Trustee obtains actual knowledge of such failure after due inquiry or
(ii) the Facility Administrator, the Indenture Trustee or the Custodian provides the Servicer with written notice of such failure; provided, that this clause (j) shall not apply to any representation, warranty, certification or statement which relates solely to the condition of a Receivable on the date of Purchase or transfer and/or for which either a substitution or repurchase right under the Transaction Documents applies and for which such remedies are being pursued by the Trust Depositor and the Sellers consistent therewith;

      (k) any Seller Party or the Club Trustee shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Act") or the arrangements contemplated by the Transaction Documents shall require registration as an "investment company" within the meaning of the Act;

      (l) (i) one or more final judgments for the payment of money shall be entered against the Trust Depositor or the Club Trustee, and such judgment shall not have been discharged, stayed or bonded pending appeal within thirty (30) consecutive days after the entry thereof or (ii) one or more final judgments for the payment of money shall be entered against Bluegreen or any of its Subsidiaries (other than the Trust Depositor) in an amount in excess of an amount equal to 2.5% of Bluegreen's Tangible Net Worth, individually or in the aggregate, and such judgment shall not have been discharged, stayed or bonded pending appeal within thirty (30) consecutive days after the entry thereof;

      (m) (i) failure of the Trust Depositor or the Club Trustee to pay any Indebtedness when due, (ii) any event or condition shall occur with respect to such Indebtedness which results in the acceleration, or permits the acceleration, of the maturity with respect to such Indebtedness, (iii) or any such Indebtedness is declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

      (n) as of any Determination Date (in respect of any Asset Pool Portion) after the first date on which the Overcollateralization Amount for such Asset Pool Portion equals or exceeds the Required Overcollateralization Amount for such Asset Pool Portion, the Overcollateralization Amount for each Asset Pool Portion is less than the Required Overcollateralization Amount (after giving effect to the Note Principal Distributable Amount on the immediately succeeding Payment Date) for such Asset Pool Portion and such deficiency shall continue to exist on the immediately succeeding Determination Date; or

      (o) any material default or breach by Seller or its Affiliates by any Seller Party or any of its Affiliates occurs and is continuing under any Operating Contract;

      provided that, and in any such event but subject to the following proviso, the Indenture Trustee shall, at the direction of the Note Majority, by written notice to the Trust Depositor, declare the Facility

Termination Date to have occurred; provided further, that, subject to the last sentence of this paragraph, a Termination Event which is a Trigger Event shall no longer be deemed to be continuing as of a particular Determination Date (a "cure") if the Trust Depositor shall have delivered to the Facility Administrator and the Indenture Trustee written notice that (i) no Trigger Event shall have occurred or been continuing for three (3) consecutive Determination Dates as evidenced by the Reports delivered to the Facility Administrator pursuant to Article IX of the Sale and Servicing Agreement in respect of such Determination Dates and (ii) it has elected to "cure" such Trigger Event. The right of the Trust Depositor to "cure" a Trigger Event pursuant to the immediately preceding proviso may only be exercised two (2) times and written notice thereof, if any, shall be delivered within thirty (30) days after the date on which the Trust Depositor is permitted to effect such "cure".

      Time Share Association. A not-for-profit corporation or entity or cooperative association under applicable state or other law which is responsible for operating and maintaining an Eligible Resort pursuant to the terms of a declaration and/or time share declaration or other applicable governing documents.

      Time Share Documents. With respect to any Eligible Resort, the Purchase Documents, any and all documents evidencing or relating to the sale of Intervals, the Declaration, the articles of incorporation and bylaws of the Time Share Association, any management agreement between the Time Share Association and a manager of the Eligible Resort, and any rules and regulations of the Time Share Association.

      Trailing Six Month Default Rate. The fraction (expressed as a percentage) determined by dividing (a) (i) the aggregate Receivable Balance of all Receivables in the Asset Pool which became Defaulted Receivables during the previous six (6) Collection Periods (as measured at the end of the respective Collection Periods) less (ii) the Receivable Balance of all Defaulted Receivables that subsequently became current with all payments (including Recoveries) during the previous six (6) Collection Periods by (b) the average beginning Receivable Balance of the Asset Pool over the previous six (6)
Collections Periods; the percentage shall be calculated monthly as of each Determination Date

      Trailing Three Month (60 to 120) Day Delinquency Rate. The average during the previous three (3) Collection Periods of the fraction (expressed as a percentage) determined by dividing (a) the aggregate Receivable Balance of all Receivables in the Asset Pool which were 60 to 120 days delinquent at the end of such Collection Period by (b) the aggregate Receivable Balance of all Receivables in the Asset Pool at the end of such Collection Period; the percentage shall be calculated monthly as of each Determination Date.

      Trailing Three Month Gross Recoveries. A fraction (expressed as a percentage) determined by dividing (a) the aggregate gross proceeds derived from remarketing Intervals relating to Defaulted Receivables during the preceding three (3) Collection Periods by (b) the sum of (i) the aggregate original sales price for such remarketed Intervals plus (ii) the amount (positive or negative) by which the aggregate original sales prices of Stale Intervals as of the last day of the preceding Collection Period exceeds the aggregate original sales price of Stale Intervals as of the last day of the fourth preceding Collection Period. Any Receivable which is subject to the Servicer Purchase Option shall be excluded from the calculation of this definition.

      Tranche. Means, as applicable, (i) Asset Pool Portions purchased over the first twelve month period after the Initial Transfer Date and (ii) thereafter, Asset Pool Portions purchased over the immediately succeeding twelve month period.

      Transaction Documents. The Sale and Servicing Agreement, the Lockbox Agreement, the Custodial Agreement, the Sale and Contribution Agreement, the Trust Agreement, the Indenture, the Note Purchase Agreement, the Notes, the Fee Letter, the Back-Up Servicing Agreement, each Assignment, each Mortgage Assignment, any Lockbox Agreement and all other agreements, indemnities, instruments, documents and certificates executed and delivered to, or in favor of, the Trust Depositor, the Trust, the Indenture Trustee, the Facility Administrator or the Noteholders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Seller Party or any of its Affiliates, the Club Trustee or the Trust in connection with the transactions contemplated hereby and thereby. Any reference in any Transaction Document to a Transaction Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Transaction Document as the same may be in effect at any and all times such reference becomes operative.

      Transfer Date. The Initial Transfer Date, any Incremental Transfer Date thereafter, any Substitute Asset Transfer Date or any date on which an Upgrade Receivable is added to the Asset Pool, as applicable.

      Transfer Deposit Amount. With respect to each Receivable that is an Ineligible Asset (other than a Defaulted Receivable), on any date of determination, the Receivable Balance of such Receivable less the principal portion of any Unreimbursed Servicer Advance made in respect of such Receivable.

      Trigger Event. A Termination  Event under any of paragraphs (a), (b), (d),
(e) or (n) of the definition thereof.

      Trust. BXG Receivables Owner Trust 2006-A.

      Trust Account(s). Collectively, the Collection Account, the Lockbox Account and the Reserve Account, or any of them individually.

      Trust Account Property. The Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities or otherwise), and all proceeds of the foregoing.

      Trust Administrator. Bluegreen Corporation, in its capacity as owner trust administrator pursuant to the Administration Agreement.

      Trust   Administrator   Fee.   The  fee  payable   monthly  to  the  Trust
Administrator with respect to each Collection Period pursuant to Section 2.11 of the Sale and Servicing Agreement as specified in the Administration Agreement.

      Trust Assets. All right, title and interest of the transferring party in, to and under the following:

      (i) all Receivables (including Receivables in respect of Substitute Assets) conveyed or being conveyed to the Trust under the Sale and Servicing Agreement and all payments of interest and principal, other Collections thereon and monies received, due or to become due in payment of such Receivables after the applicable Cutoff Date;

      (ii) the Mortgages, if applicable, and any other instruments, documents and rights securing such Receivables, including, without limitation, all "Owner Beneficiary Rights" under the Club

      Trust Agreement in respect of such Receivables and all of the transferring party's rights or interest in all other property (personal or other), if any, the sale of which gave rise to the Receivables;

      (iii) the Receivables Files;

      (iv) all payments made or to be made after the applicable Cutoff Date with respect to such Receivables or the Obligor thereunder under any guarantee or similar credit enhancement with respect to such Receivables, if any;

      (v) all Insurance Proceeds with respect to any such Receivables, if applicable;

      (vi) all rights of the Trust Depositor under the Sale and Contribution Agreement including but not limited to all rights with respect to the Receivables, including, without limitation, in respect of the obligation of the Sellers to repurchase or replace Receivables under certain circumstances as specified therein;

      (vii) the Trust Accounts and all Trust Account Property;

      (viii) each Assignment; and

      (ix) all income from and proceeds of the foregoing.

      Trust Depositor. As defined in the preamble to the Sale and Servicing Agreement.

      Trust Owner Fee. The annual fee payable to the Owner for acting as Owner under the Trust Agreement, which fee shall not exceed $5,000.

      UCC. The Uniform Commercial Code as in effect on the date hereof and from time to time in effect in Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the Lien of the Trust Depositor, the Trust or the Indenture Trustee in and to the Pool Assets is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      Uncollectible Advance. With respect to any Determination Date and any Purchased Receivable, the amount, if any, advanced by the Servicer as a Servicer Advance with respect to such Receivable which the Servicer has as of such Determination Date determined in good faith will not be ultimately recoverable by the Servicer or any Servicer Advance related to a Defaulted Receivable.

      Unit(s). One individual air-space condominium unit, cabin, villa, cottage or townhome within an Eligible Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interests in common elements appurtenant thereto, as provided in the related Declaration; provided that the definition of "Unit" shall not include or apply to those units relating a campground/tent site, recreational vehicle site or other non-permanent building or structure.

      United States. The United States of America.

      Unreimbursed Servicer Advances. At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.11 of the Sale and Servicing Agreement and which the Servicer has determined in its sole discretion are

Uncollectible Advances, and with respect to which the Servicer has given a written certification to such effect to the Indenture Trustee and the Facility Administrator.

      Upgrade. An event whereby a Receivable for which (i) the related Obligor has elected to terminate its interest in an existing Interval and all related Owner Beneficiary Rights and Vacation Points (if any) in exchange for purchasing an upgraded Interval of higher value than the existing Interval and related Owner Beneficiary Rights and Vacation Points and (ii) the applicable Seller of the existing Interval releases the existing Interval and all related Owner Beneficiary Rights and Vacation Points (if any) in exchange for receiving (in substantially all cases) a new Receivable from the Obligor secured by the upgraded Interval and related Owner Beneficiary Rights and Vacation Points.

      Upgrade Receivable. As defined in Section 2.13 of the Sale and Servicing Agreement.

      Vacation Points. As defined in the Club Trust Agreement.

      Weighted Average Note Rate. At any date of determination, a fraction (expressed as a percentage) determined by dividing (a) the sum of the products of (i) the Note Rate applicable to each Asset Pool Portion multiplied by (ii) the aggregate outstanding principal balance of the Notes applicable to such Asset Pool Portion divided by (b) the Outstanding Amount.

      Weighted Average Tranche Age. With respect to each Tranche, the number determined by dividing (a) the sum, for each Asset Pool Portion comprising the Tranche, of the product of (i) the aggregate Receivable Balance (as of the related Cutoff Date) of the Receivables in such Asset Pool Portion multiplied by
(ii) the number of months that have elapsed since the Cutoff Date for such Asset Pool Portion by (b) the aggregate Receivable Balance of the Receivables in such Tranche (as of the related Cutoff Date).

      Workout Receivable. A Receivable in the Asset Pool as to which all or part of a payment installment due thereunder is one or more days past due pursuant to the Contract governing such Receivable.